EXHIBIT 99.1

FOR FURTHER INFORMATION CONTANCT:

         DANIEL REED/MICHAEL MATTINGLY
         SMARTDISK CORPORATION
         941-436-2540/2528
         DANIEL.REED@SMARTDISK.COM
         MICHAEL.MATTINGLY@SMARTDISK.COM

        SMARTDISK REPORTS THIRD CONSECUTIVE QUARTER OF RECORD REVENUE AND
         EARNINGS; REVENUE OF $17.4 MILLION AND OPERATIONAL EARNINGS OF
                       $0.07 PER SHARE EXCEED EXPECTATIONS

Naples, Fla. -- May 4, 2000 -- SmartDisk Corporation (Nasdaq: SMDK), a company whose products simplify the digital lifestyle, today reported record results for its first quarter 2000.

The Company concluded its acquisition of VST Technologies, Inc. during the first quarter. Because the acquisition was accounted for as a purchase, the Company's first quarter results include VST's revenue and earnings for the period from March 6, 2000 through March 31, 2000.

For the first quarter ended March 31, 2000, SmartDisk reported revenue of $17.4 million, which represented a 216% increase over revenue of $5.5 million for the first quarter ended March 31, 1999.

Net income for the quarter ended March 31, 2000, excluding amortization of goodwill and other intangibles related to the acquisition of VST, was $1.3 million or $0.07 per diluted share compared with a net loss of $2.0 million or $0.22 per share for the same period in 1999. Including amortization of goodwill and other intangibles related to the VST acquisition, the Company's net loss was $0.5 million or $0.03 per share in the quarter ended March 31, 2000.

The Company reported an increase in first quarter 2000 gross profit to $6.1 million or 35% of revenue, from $0.8 million or 15% in the first quarter 1999.

"The Company's first quarter results exceeded our expectations," said Michael S. Battaglia, President and CEO, SmartDisk. "The growth in revenue and operating earnings reflected both the strength of SmartDisk's historical operations and the favorable impact of the VST acquisition."

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

First quarter and recent highlights also included significant strategic achievements, as well as accomplishments in sales, marketing and new product releases:

/bullet/ The Company acquired VST on March 6, 2000. Boston area-based VST designs, develops, manufactures and markets FireWire (IEEE 1394) and USB (Universal Serial Bus) flash memory readers and high-performance personal storage systems.

/bullet/ In the first quarter of 2000, the Company began shipments of the newest version of FlashPath for Sony's Memory Stick and of the FlashPath for SanDisk's MultiMediaCard.

/bullet/ In the first quarter of 2000, the Company announced its FlashTrax digital audiocassette adapter and the VST portable 100 GB FireWire RAID (Redundant Array of Independent Disks).

/bullet/ Subsequent to March 31, 2000, the Company acquired both El Gato
         Software, a California-based company whose products include USB and FireWire software and firmware, and Impleo, a European-based manufacturer and marketer of digital connectivity and personal storage products.

ABOUT SMARTDISK CORPORATION

SmartDisk designs, develops, manufactures and markets digital connectivity products and personal storage systems that allow consumers to easily access and exchange digital data. The company is using its proprietary and patented technologies to capitalize on the growing demand for digital applications and increased usage of the Internet. SmartDisk's investors and partners include Apple, Hitachi, IBM, NEC, SanDisk, Sony, Toshiba and others.

THIS PRESS RELEASE INCLUDES STATEMENTS, WHICH MAY CONSTITUTE FORWARD-LOOKING STATEMENTS MADE PURSUANT TO THE SAFE HARBOR PROVISIONS OF THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995. ALTHOUGH SMARTDISK CORPORATION BELIEVES THE EXPECTATIONS CONTAINED IN SUCH FORWARD-LOOKING STATEMENTS ARE REASONABLE, IT CAN GIVE NO ASSURANCE THAT SUCH EXPECTATIONS WILL PROVE CORRECT. THESE STATEMENTS MAY INVOLVE RISKS AND UNCERTAINTIES THAT COULD CAUSE ACTUAL RESULTS TO DIFFER MATERIALLY FROM THE EXPECTED RESULTS. SUCH RISKS INCLUDE, BUT ARE NOT LIMITED TO OUR DEPENDENCE ON A LIMITED NUMBER OF CONTRACT AND OFFSHORE MANUFACTURERS, OUR DEPENDENCE ON OEMS TO PROMOTE OUR PRODUCTS, OUR ABILITY TO DEVELOP COMMERCIALLY VIABLE PRODUCTS ON A TIMELY BASIS AND THE OTHER RISK FACTORS ALL AS MORE FULLY DESCRIBED IN SMARTDISK'S REGISTRATION STATEMENT ON FORM S-1 AND IN OTHER REPORTS AND PERIODIC FILINGS MADE FROM TIME TO TIME WITH THE SECURITIES AND EXCHANGE COMMISSION.

                                       ###

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

                              SMARTDISK CORPORATION
                      CONDENSED CONSOLIDATED BALANCE SHEETS
                                 (IN THOUSANDS)

                                                            DECEMBER 31,        MARCH 31,
                                                                1999              2000
                                                             ---------         ---------
ASSETS
Current assets:
   Cash, cash equivalents and short-term investments         $  45,720         $  22,067
   Restricted cash                                               1,050             1,050
   Accounts and notes receivable, net                           10,168            15,138
   Inventories, net                                              1,474            14,730
   Prepaid expenses and other current assets                     1,353             2,948
                                                             ---------         ---------
                  Total current assets                          59,765            55,933
Property and equipment, net                                      2,624             3,568
Goodwill and other intangible assets, net                          883            91,340
Deposits and other assets                                          172               403
                                                             ---------         ---------
TOTAL ASSETS                                                 $  63,444         $ 151,244
                                                             =========         =========
LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
   Accounts payable                                          $   5,330         $  11,994
   Bank line of credit                                           4,895             1,884
   Other accrued liabilities                                     3,125             5,569
   Deferred revenue                                                308                --
                                                             ---------         ---------
                  Total current liabilities                     13,658            19,447

Deferred income taxes and other                                     --            13,248

Stockholders' equity:
   Common stock                                                 71,204           140,761
   Accumulated other comprehensive income                          712               629
   Notes receivable from stockholders                             (387)             (594)
   Accumulated deficit                                         (21,743)          (22,247)
                                                             ---------         ---------
                  Total stockholders' equity                    49,786           118,549
                                                             ---------         ---------
TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY                   $  63,444         $ 151,244
                                                             =========         =========

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

                              SMARTDISK CORPORATION
                 CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
                      (IN THOUSANDS, EXCEPT PER SHARE DATA)

                                                                                    THREE MONTHS ENDED
                                                                                        MARCH 31,
                                                                                 ----------------------
                                                                                   1999          2000
                                                                                 --------      --------
Total revenues                                                                   $  5,507      $ 17,383
Cost of revenues                                                                    4,671        11,331
                                                                                 --------      --------
Gross profit                                                                          836         6,052
         PERCENT OF REVENUES                                                           15%           35%

Operating expenses
   Research and development                                                           881         2,004
   Sales and marketing                                                                385           808
   General and administrative                                                       1,565         2,169
   Amortization of goodwill and other intangible assets                                --         2,238
                                                                                 --------      --------
Total operating expenses                                                            2,831         7,219
                                                                                 --------      --------
Operating loss                                                                     (1,995)       (1,167)
Interest and other income, net                                                         46           671
                                                                                 --------      --------
Loss before income taxes                                                           (1,949)         (496)
Income tax expense                                                                     17             8
                                                                                 --------      --------
Net loss                                                                         $ (1,966)     $   (504)
                                                                                 ========      ========
Net loss per share
   Basic and diluted                                                             $  (0.22)     $  (0.03)
Shares used in computing net loss per share
   Basic and diluted                                                                8,965        16,005


    RESULTS ADJUSTED FOR AMORTIZATION OF GOODWILL AND OTHER INTANGIBLE ASSETS

Net loss                                                                         $ (1,966)     $   (504)
Adjustment for amortization of goodwill and other intangible assets,
   net of tax                                                                          --         1,779
                                                                                 --------      --------
Net income (loss), as adjusted (operational earnings)                            $ (1,966)     $  1,275
                                                                                 ========      ========
Net income (loss) per share, as adjusted (operational earnings per share)
   Basic                                                                         $  (0.22)     $   0.08
   Diluted                                                                       $  (0.22)     $   0.07

Shares used in computing net income (loss) per share, as adjusted
   (operational earnings per share)
   Basic                                                                            8,965        16,005
   Diluted                                                                          8,965        17,756


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